UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 29, 2005

CHAPARRAL STEEL COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-51307	20-2373478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Ward Road

Midlothian, Texas 76065

(Address of principal executive offices and zip code)

(972) 775-8241

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

Employment Agreement with Tommy A. Valenta, Chief Executive Officer and President

On August 2, 2005, the Company entered into an employment agreement (the “Employment Agreement”) with Tommy A. Valenta, the Chief Executive Officer and President of the Company. The Employment Agreement became effective on July 29, 2005 and the term of the Employment Agreement is for three years. The Employment Agreement was negotiated by Mr. Valenta and Texas Industries, Inc. (“TXI”) prior to the “spin-off” of the Company from TXI. During the term, the Company will pay Mr. Valenta a base salary of $500,000 per year and Mr. Valenta will participate in the Company’s annual and three-year incentive plans as and if established by the Board of Directors. Mr. Valenta is also entitled to participate in equity compensation plans established by the Company. Pursuant to the Employment Agreement, the Company granted to Mr. Valenta the stock options described below.

If Mr. Valenta’s base and incentive compensation exceeds $900,000 in any single fiscal year, the Board may, in its sole discretion, defer payment of the amount in excess of $900,000 until termination of Mr. Valenta’s employment. During the period of any such deferment, the deferred amounts will be treated as if invested in the Company’s common stock at a price per share equal to the mean between the high and low sales prices of a share of common stock during the deferral period. During any deferral period, the account so created will be credited with all applicable stock dividends and cash dividends will be credited in the form of common stock.

Following the occurrence of a “change of control” (as described in Article Fifteenth of the Company’s amended and restated certificate of incorporation), Mr. Valenta may terminate his employment by providing at least 30 days written notice. If he voluntarily terminates his employment following a change of control, Mr. Valenta will be entitled to an amount equal to two times the total base and incentive compensation earned in the fiscal year immediately preceding the fiscal year in which the termination occurs and all options to purchase Company stock will immediately accelerate and vest. In addition, the non-competition covenants contained in the Employment Agreement and Financial Security Plan Agreement entered into between Mr. Valenta and the Company will be deemed to be waived. In the event Mr. Valenta’s employment is terminated other than (a) for cause, or (b) pursuant to the change of control provision, he will be entitled to an amount equal to his total base and incentive compensation for the preceding fiscal year.

The Employment Agreement also contains a covenant not to compete for a period of two years following termination of Mr. Valenta’s employment (except as described above).

Approval of Executive Officer Compensation Arrangements

Pursuant to his Employment Agreement, Mr. Valenta was awarded stock options to purchase 400,163 shares of the common stock of the Company at a price of $18.40 per share (the closing price on July 29, 2005). The options will vest in five equal annual installments commencing on July 29, 2006 and the options will, unless earlier exercised or terminated, expire on July 29, 2015.

On August 2, 2005, the Board approved the base compensation of, and awarded options to purchase shares of the Company’s common stock to, the following executive officers:

Name and Position	Base Salary	Stock Options
Cary D. Baetz – Vice President and Treasurer	$150,000	10,000
Timothy J. Bourcier – Vice President – Operations	$230,000	15,000
Robert E. Crawford, Jr. – Vice President, General Counsel and Secretary	$250,000	20,000
William H. Dickert – Vice President – Marketing and Sales	$210,000	15,000
J. Celtyn Hughes – Vice President and CFO	$275,000	20,000
Richard T. Jaffre – Vice President – Raw Materials	$195,000	13,000
Kevin M. Linch – Vice President and Controller	$150,000	10,000

The options described above will be issued pursuant to the Company’s Amended and Restated 2005 Omnibus Equity Compensation Plan. The exercise price is $20.245 per share of Company common stock. The term of the options is ten years and the options will vest in equal annual installments over five years.

Grant of Replacement Equity Awards

In connection with the spin-off of the Company from TXI, the Company and TXI entered into a Separation and Distribution Agreement, as amended (the “Separation Agreement”). The Separation Agreement requires the Company to issue options to purchase Company common stock to replace unvested options to purchase TXI common stock held by employees and directors of the Company. The Separation Agreement provides a formula to compute the number of replacement options and the exercise price based on the closing price of the Company’s common stock and TXI’s common stock on July 29, 2005. In addition, certain other TXI equity awards are required to be assumed or replaced pursuant to the Separation Agreement. The assumed or replaced equity awards have been assumed or replaced with the same vesting and expiration schedule. A chart summarizing the number of replacement options or awards, the exercise price, the expiration date and the vesting terms of the replacement options or awards issuable to each of our named executive officers and directors who were formerly associated with TXI is set forth on Exhibit 10.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2005, the Board of Directors elected the following executive officers to serve in the capacities set forth opposite their names until the next annual meeting of the Board of Directors and until their successors are duly elected and appointed or until their earlier death, resignation or removal.

Name:	Title:
Tommy A. Valenta	President and Chief Executive Officer
J. Celtyn Hughes	Vice President and Chief Financial Officer
Robert E. Crawford, Jr.	Vice President, General Counsel and Secretary
Timothy Bourcier	Vice President – Operations
William H. Dickert	Vice President – Marketing and Sales
Richard T. Jaffre	Vice President – Raw Materials
Cary D. Baetz	Vice President and Treasurer
M. Kevin Linch	Vice President and Controller

All of the foregoing officers, other than Mr. Linch, were previously appointed prior to the spin-off of the Company from TXI. Mr. Linch, the Company’s Vice President and Controller, was first appointed on August 2, 2005. Mr. Linch, age 41, joined the Company in 1990 and was the Controller for the Company’s predecessor for the past five years. Prior to that Mr. Linch served in various positions with the Company’s predecessor, including unit controller for structural products. As of August 2, 2005, Mr. Linch did not beneficially own any shares of the Company’s common stock. Mr. Linch does hold options to purchase 4,801 shares of the Company’s common stock at an exercise price of $9.13 per share. These options were issued to replace unvested options Mr. Linch held to purchase TXI common stock prior to the spin-off.

In addition, on August 2, 2005, the Board of Directors elected James M. Hoak, Jr. as the Chairman of the Board and appointed the following members of the Board of Directors to serve on the following committees:

Audit Committee

Elizabeth C. Williams (chair), Ian Wachtmeister and Joseph M. Grant

Governance Committee

Eugenio Clariond (chair) and Ronald J. Gafford

Compensation Committee

Ronald J. Gafford (chair) and Eugenio Clariond

Executive Committee

Tommy A. Valenta (chair), James M. Hoak, Jr., and Elizabeth C. Williams

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Chart Summarizing Substitute Equity Grants Pursuant to Separation and Distribution Agreement between Chaparral Steel Company and Texas Industries, Inc.

99.1	Press Release, dated August 2, 2005, announcing Vice Presidents.

99.2	Press Release, dated August 2, 2005, announcing Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL STEEL COMPANY

Date: August 3, 2005	By:	/s/ Robert E. Crawford, Jr.
Robert E. Crawford, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Chart Summarizing Substitute Equity Grants Pursuant to Separation and Distribution Agreement between Chaparral Steel Company and Texas Industries, Inc.

99.1	Press Release, dated August 2, 2005, announcing Vice Presidents

99.2	Press Release, dated August 2, 2005, announcing Board of Directors

7